Exhibit 99.1

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2008

INDEX

Financial Information	Page Number
Unaudited Pro Forma Condensed Consolidated Statement of Operations	2
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations	3

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2008

	Linn Energy Historical	Mid-Continent IV Historical	Pro Forma Adjustments		Linn Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$431,458	$9,273	$—		$440,731
Loss on oil and gas derivatives	(1,139,598)	—	—		(1,139,598)
Natural gas marketing revenues	6,409	—	—		6,409
Other revenues	1,121	—	—		1,121
	(700,610)	9,273	—		(691,337)
Expenses:
Operating expenses	82,762	—	—		82,762
Natural gas marketing expenses	5,677	3,308	—		8,985
General and administrative expenses	37,398	—	—		37,398
Data license expenses	2,475	—	—		2,475
Depreciation, depletion and amortization	94,483	—	1,304	a	95,812
			25	b
	222,795	3,308	1,329		227,432
	(923,405)	5,965	(1,329)		(918,769)
Other income and (expenses), net	(60,890)	—	(3,267)	c	(64,520)
			(363)	d
Income (loss) from continuing operations before income taxes	(984,295)	5,965	(4,959)		(983,289)
Income tax provision	(45)	—	—	e	(45)
Income (loss) from continuing operations	(984,340)	5,965	(4,959)		(983,334)
Income from discontinued operations, net of taxes	12,839	—	—		12,839

Net income (loss)	$(971,501)	$5,965	$(4,959)		$(970,495)

Net income (loss) per unit:
Loss from continuing operations – basic	$(8.63)				$(8.62)
Loss from continuing operations – diluted	$(8.63)				$(8.62)

Income from discontinued operations, net of taxes – basic	$0.11				$0.11
Income from discontinued operations, net of taxes – diluted	$0.11				$0.11

Net loss – basic	$(8.52)				$(8.51)
Net loss – diluted	$(8.52)				$(8.51)

Weighted average units outstanding:
Units – basic	114,005				114,005
Units – diluted	114,005				114,005

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated statement of operations.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS

1.	Basis of Presentation

Linn Energy, LLC (“Linn Energy” or the “Company”) completed the acquisition of oil and gas properties from Lamamco Drilling Company (“Lamamco”) on January 31, 2008 (referred to as the “Mid-Continent IV” acquisition or “Mid-Continent IV Assets”).

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2008 is derived from:

•	the historical consolidated financial statements of Linn Energy; and
•	the historical statements of revenues and direct operating expenses of the Mid-Continent IV Assets acquired from Lamamco.

The unaudited pro forma condensed consolidated statement of operations gives effect to the Mid-Continent IV acquisition as if the transaction had occurred on January 1, 2008.  The transaction and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed consolidated financial statement.

The unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statement or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statement due to factors described in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).

The following unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the three and six months ended June 30, 2008.

2.	Acquisition Date

The Mid-Continent IV acquisition was completed on January 31, 2008 for a contract price of $552.2 million.

3.	Preliminary Purchase Price Allocation

The following table presents the preliminary purchase accounting:

Mid- Continent IV
(in thousands)

Cash	$532,826
Estimated transaction costs	870
533,696
Fair value of liabilities assumed	4,029
Total purchase price	$537,725

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS - Continued

The following table presents allocation of the preliminary purchase price to the assets acquired and liabilities assumed based on preliminary estimates of fair value:

Mid- Continent IV
(in thousands)

Current assets	$1,811
Oil and gas properties	533,805
Property, plant and equipment	2,109
$537,725

The purchase price and purchase price allocation above are based on reserve reports, published market prices and estimates by management.  The most significant assumptions are related to the estimated fair values assigned to proved oil and gas properties.  To estimate the fair values of these properties, the Company utilized estimates of oil and gas reserves.  The Company estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs to arrive at estimates of future net revenues.  The Company also reviewed comparable purchases and sales of oil and gas properties within the same regions.  The purchase price and the allocation of the purchase price are preliminary.  Items pending completion include final closing adjustments.  The purchase price and purchase price allocation will be finalized within one year of the acquisition date.

4.	Pro Forma Adjustments

The Company’s historical results of operations include the results of the Mid-Continent IV Assets effective January 31, 2008.  The pro forma statement of operations includes adjustments to reflect the acquisition as if it had occurred on January 1, 2008.  The unaudited pro forma condensed consolidated financial statement has been adjusted to:

a.
record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation over estimated useful lives from three to 20 years using the straight-line method for acquired property, plant and equipment

b.	record accretion expense related to asset retirement obligation on oil and gas properties acquired

c.
record interest expense associated with debt of approximately $533.7 million incurred to fund the purchase price; the assumed interest rate was 7.35%; a 1/8 percentage change in the assumed interest rate would result in an adjustment of $56,000 to pro forma net income

d.	record incremental amortization of deferred financing fees associated with credit facilities entered into to fund the acquisition

e.
The Company and its subsidiaries that own interests in pipelines, gas plants and oil and gas properties, including the Mid-Continent IV oil and gas properties, are treated as a partnership for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed consolidated financial statement.

5.	Subsequent Events

In the third quarter of 2008, the Company canceled (before the contract settlement date) swap contracts on estimated future gas production resulting in a realized loss of $13.2 million.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS - Continued

In addition, in the third quarter of 2008, the Company made several changes to its commodity derivative portfolio, comprised of the following:

Oil Swap Restructuring

The Company took advantage of the relative strength of crude oil prices in 2013 and 2014 by reallocating swap value from those years and canceling in-the-money collars to raise swap prices in years 2009 through 2012.

Oil Put Strike Increase

The Company also took advantage of the increase in crude oil prices by locking in these gains in the form of put strike increases.  The Company increased the weighted average put strike price from $72.13 to $120.00 per barrel in 2009 and from $70.56 to $110.00 per barrel in 2010 for a total cost of $60.6 million.